                                                                     EXHIBIT 4.3

                         EIGHTH SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 4, 2005 among Select Medical Corporation, a Delaware corporation (the "Company"), the Subsidiary Guarantors party hereto (the "Guarantors"), and U.S. Bank Trust National Association (as successor-in-interest to State Street Bank and Trust Company), as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company, the Guarantors and the Trustee have heretofore become parties to an Indenture dated as of June 11, 2001, as amended (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $175.0 million of 9 -1/2% Senior Subordinated Notes due 2009 (the "Notes")

      WHEREAS, the Company and the Guarantors propose to amend the Indenture and the Notes (the "Proposed Amendments"), as contemplated hereby;

      WHEREAS, the Company has obtained the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated January 20, 2005, as amended, supplemented or modified (the "Consent Solicitation Statement"), to the Proposed Amendments upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Company has received and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments;

      WHEREAS, all other acts and proceedings required by law, by the Indenture, and by the organizational documents of the Company and the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

      WHEREAS, while this Supplemental Indenture will become effective when executed, the terms hereof will not become operative until the Notes are accepted for purchase by the Company pursuant to the tender offer contemplated by the Consent Solicitation Statement (such acceptance date, the "Operative Date"); and

      WHEREAS, pursuant to Section 902 of the Indenture, the Company and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of the Notes then outstanding have consented.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Proposed Amendments pursuant to Section 902 of the Indenture, the Company and the Guarantors agree with the Trustee as follows:

                                    ARTICLE 1

                        Amendment of Indenture and Notes

      1.1 Amendment to Indenture and Notes. Effective as of the Operative Date, this Supplemental Indenture amends the Indenture and Notes as provided for herein. If the Operative Date does not occur on or prior to the date that is 90 days following the date of this Supplemental Indenture, then the terms of this Supplemental Indenture shall be null and void and the Indenture and Notes shall continue in full force and effect without any modification hereby.

      1.2 Amendment of Section 101. Pursuant to Section 902 of the Indenture,
Section 101 of the Indenture is hereby amended by:

            (1) deleting in their entirety the definitions of "Additional Assets," "Asset Disposition," "Average Life," "Change of Control," "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Income Taxes," "Consolidated Interest Expense," "Consolidated Net Income," "Continuing Directors," "EBITDA," "Existing Joint Venture Subsidiary," "Net Available Cash," "New Joint Venture Subsidiary," "Permitted Holder," "Permitted Investment," "Permitted Liens," "Purchase Money Indebtedness," "Refinancing Indebtedness," "Related Business," "Related Business Assets," and "Restricted Investment;"

            (2) deleting the words "and the related interest expense shall be included in Consolidated Interest Expense" from clause (b) in the last paragraph of the definition of "Indebtedness;" and

            (3) deleting the proviso at the end of clause (2) of definition of "Subsidiary."

      1.3 Amendment of Section 102. Pursuant to Section 902 of the Indenture,
Section 102 of the Indenture is hereby amended and restated in its entirety as follows:

            Section 102. Other Definitions.

                                                                            Defined in
Term                                                                         Section
----                                                                        ----------
"Act"...................................................................       108
"Agent Members".........................................................       312
"Authentication Order"..................................................       303
"Bankruptcy Law"........................................................       601
"Blockage Notice".......................................................      1403
"Covenant Defeasance"...................................................      1203
"Custodian".............................................................       601
"Defaulted Interest"....................................................       307
"Defeasance"............................................................      1202
"Defeased Notes"........................................................      1201

"Event of Default"......................................................       601
"Expiration Date".......................................................       108
"Global Notes"..........................................................       201
"Guaranteed Obligations"................................................      1301
"IAI"...................................................................       201
"Institutional Accredited Investor Global Note".........................       201
"Institutional Accredited Investor Physical Note".......................       201
"Non-payment Default"...................................................      1403
"Note Register" and "Note Registrar"....................................       305
"Notice of Default".....................................................       601
"pay the Notes".........................................................      1503
"pay its Subsidiary Guarantee"..........................................      1403
"Payment Blockage Period"...............................................      1403
"Payment Default".......................................................      1403
"Physical Notes"........................................................       201
"Private Placement Legend"..............................................       203
"Regular Record Date"...................................................       301
"Regulation S Global Note"..............................................       201
"Regulation S Note Exchange Date".......................................       313
"Regulation S Physical Notes"...........................................       201
"Rule 144A Global Note".................................................       201
"Rule 144A Physical Note"...............................................       201
"Subsidiary Guarantor Blockage Notice"..................................      1503
"Subsidiary Guarantor Non-payment Default"..............................      1503
"Subsidiary Guarantor Payment Blockage Period"..........................      1503
"Subsidiary Guarantor Payment Default"..................................      1503
"Successor Company".....................................................       501

      1.4 Amendment of Section 402. Pursuant to Section 902 of the Indenture,
Section 402 of the Indenture is hereby amended and restated as follows:

Section 402. [INTENTIONALLY OMITTED].

      1.5 Amendment of Section 404. Pursuant to Section 902 of the Indenture,
Section 404 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 404. [INTENTIONALLY OMITTED].

      1.6 Amendment of Section 405. Pursuant to Section 902 of the Indenture,
Section 405 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 405. [INTENTIONALLY OMITTED].

      1.7 Amendment of Section 406. Pursuant to Section 902 of the Indenture,
Section 406 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 406. [INTENTIONALLY OMITTED].

      1.8 Amendment of Section 407. Pursuant to Section 902 of the Indenture,
Section 407 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 407. [INTENTIONALLY OMITTED].

      1.9 Amendment of Section 408. Pursuant to Section 902 of the Indenture,
Section 408 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 408. [INTENTIONALLY OMITTED].

      1.10 Amendment of Section 409. Pursuant to Section 902 of the Indenture,
Section 409 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 409. [INTENTIONALLY OMITTED].

      1.11 Amendment of Section 410. Pursuant to Section 902 of the Indenture,
Section 410 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 410. [INTENTIONALLY OMITTED].

      1.12 Amendment of Section 411. Pursuant to Section 902 of the Indenture,
Section 411 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 411. [INTENTIONALLY OMITTED].

      1.13 Amendment of Section 412. Pursuant to Section 902 of the Indenture,
Section 412 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 412. [INTENTIONALLY OMITTED].

         1.14 Amendment of Section 413. Pursuant to Section 902 of the Indenture, Section 413 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 413. [INTENTIONALLY OMITTED].

      1.15 Amendment of Section 414. Pursuant to Section 902 of the Indenture,
Section 414 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 414. [INTENTIONALLY OMITTED].

      1.16 Amendment of Section 415. Pursuant to Section 902 of the Indenture,
Section 415 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 415. [INTENTIONALLY OMITTED].

      1.17 Amendment of Section 416. Pursuant to Section 902 of the Indenture,
Section 416 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 416. [INTENTIONALLY OMITTED].

      1.18 Amendment of Section 417. Pursuant to Section 902 of the Indenture,
Section 417 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 417. [INTENTIONALLY OMITTED].

      1.19 Amendment of Section 418. Pursuant to Section 902 of the Indenture,
Section 418 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 418. [INTENTIONALLY OMITTED].

      1.20 Amendment of Section 419. Pursuant to Section 902 of the Indenture,
Section 419 of the Indenture is hereby amended and restated in its entirety to read as follows:

Section 419. [INTENTIONALLY OMITTED].

      1.21 Amendment of Section 501. Pursuant to Section 902 of the Indenture,
Section 501 of the Indenture is hereby amended and restated in its entirety to read as follows:

      Section 501. When the Company May Merge, etc. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless, in each case, either:

      (i)   the Company shall be the surviving or continuing Person;

      (ii) the Person formed by or surviving such consolidation or merger or to which such conveyance, transfer or lease shall be made (the "Successor Company") will expressly assume all the obligations of the Company under the Notes and this Indenture by executing and delivering to the Trustee a supplement indenture in form satisfactory to the Trustee; or

      (iii) [INTENTIONALLY OMITTED].

      1.22 Amendment of Section 601. Pursuant to Section 902 of the Indenture, the first paragraph of Section 601 of the Indenture is hereby amended and restated in its entirety to read as follows:

      Section 601. Events of Default. Each of the following is an Event of
Default:

      (1) the Company defaults in any payment of interest or additional interest (as required by the Exchange and Registration Rights Agreement) on any Note when due or payable, and such default continues for 30 days, whether or not such payment is prohibited by
            Article 14;

      (2) the Company defaults in the payment of principal of or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by Article 14;

      (3)   [INTENTIONALLY OMITTED];

      (4)   [INTENTIONALLY OMITTED];

      (5)   [INTENTIONALLY OMITTED];

      (6)   [INTENTIONALLY OMITTED];

      (7)   [INTENTIONALLY OMITTED];

      (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)   is for relief against the Company in an involuntary case;

            (B) appoints a Custodian of the Company or for any substantial part of its property; or

            (C)   orders the winding up or liquidation of the Company;

      or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

      (9)   [INTENTIONALLY OMITTED]; or

      (10)  [INTENTIONALLY OMITTED].

      1.23 Amendment of Section 1204.Pursuant to Section 902 of the Indenture,
Section 1204 of the Indenture is hereby amended and restated in its entirety to read as follows:

      Section 1204. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or
Section 1203 to the Outstanding Notes:

      (1) The Company shall have irrevocably deposited with the Trustee in trust (i) cash, in United States dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the one Business Day before the due date of any payment, cash in an amount or (iii) a combination of
            (i) and (ii), as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes on (in the case of principal and premium) and to (in the case of interest) the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;

      (2)   [INTENTIONALLY OMITTED];

      (3)   [INTENTIONALLY OMITTED];

      (4)   [INTENTIONALLY OMITTED];

      (5)   [INTENTIONALLY OMITTED]; and

      (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel from a firm of outside counsel, each to the effect that the condition precedent provided for in clause (1) of this Section 1204 has been complied with.

      1.24 Amendments to the Notes. Pursuant to Section 902 of the Indenture,
Section 8 of the Notes is hereby amended and restated in its entirety to read as follows:

      Section 8. [INTENTIONALLY OMITTED].

                                    ARTICLE 2

                                   The Trustee

      2.1 Privileges and Immunities of Trustee. The Trustee accepts the amendment of the Indenture and the Notes effected by this Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of this Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company's and the Guarantors' responsibilities.

                                    ARTICLE 3

                            Miscellaneous Provisions

      3.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

      3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN

THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

      3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture will take effect immediately upon execution by the parties hereto, however, the terms hereof will not become operative until the Operative Date. On the Operative Date this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

      3.4 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

      3.5 Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                      SELECT MEDICAL CORPORATION

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name:  Michael E. Tarvin
                                      Title: Senior Vice President

                                      EACH OF THE GUARANTORS LISTED ON SCHEDULE
                                      I OTHER THAN SELECTMARK, INC., SELECT
                                      HOSPITAL INVESTORS, INC., SLMC FINANCE
                                      CORPORATION, WALTHAM PHYSICAL THERAPY
                                      ASSOCIATES, INC., KESSLER PROFESSIONAL
                                      SERVICES, LLC, SELECT MEDICAL PROPERTY
                                      VENTURES, LLC, GP THERAPY LLC, SELECT
                                      SOFTWARE VENTURES, L.L.C. AND ARGOSY
                                      HEALTH, LLC

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name:  Michael E. Tarvin
                                      Title: Vice President

                                      SELECTMARK, INC.

                                          /s/ Andrew Panaccione
                                      By: ______________________________________
                                      Name:  Andrew Panaccione
                                      Title: Vice President

                                      SELECT HOSPITAL INVESTORS, INC.

                                          /s/ Andrew Panaccione
                                      By: ______________________________________
                                      Name:  Andrew Panaccione
                                      Title: Vice President

                                      SLMC FINANCE CORPORATION

                                          /s/ Andrew Panaccione
                                      By: ______________________________________
                                      Name:  Andrew Panaccione
                                      Title: CFO

                                      WALTHAM PHYSICAL THERAPY ASSOCIATES, INC.

                                          /s/ John F. Duggan
                                      By: ______________________________________
                                      Name:  John F. Duggan
                                      Title: Vice President

                                      KESSLER PROFESSIONAL SERVICES, LLC, by its sole member, Kessler Institute for Rehabilitation, Inc.

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name: Michael E. Tarvin
                                      Title: Vice President

                                      SELECT MEDICAL PROPERTY VENTURES, LLC, by its sole member, Select Medical Corporation

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name:  Michael E. Tarvin
                                      Title: Senior Vice President

                                      GP THERAPY LLC, by its sole member,
                                      Georgia Physical Therapy, Inc.

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name:  Michael E. Tarvin
                                      Title: Vice President

                                      SELECT SOFTWARE VENTURES, L.L.C., by its sole member, RehabClinics, Inc.

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name:  Michael E. Tarvin
                                      Title: Vice President

                                      ARGOSY HEALTH, LLC, by its sole member,
                                      Kessler Rehab Centers, Inc.

                                          /s/ Michael E. Tarvin
                                      By: ______________________________________
                                      Name:  Michael E. Tarvin
                                      Title: Vice President

                                      U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                      Trustee

                                          /s/ Jean Clarke
                                      By: ______________________________________
                                      Name:  Jean Clarke
                                      Title: Assistant Vice President

                                                                      Schedule I

Affiliated Physical Therapists, Ltd.
American Transitional Hospitals, Inc.
Athens Sports Medicine Clinic, Inc.
Ather Sports Injury Clinic, Inc.
Atlantic Rehabilitation Services, Inc.
Select Specialty Hospital - Albuquerque, Inc.
Buendel Physical Therapy, Inc.
C.E.R. - West, Inc.
C.O.A.S.T. Institute Physical Therapy, Inc.
CCISUB, Inc.
CMC Center Corporation Cenla Physical Therapy & Rehabilitation Agency, Inc. Center for Evaluation & Rehabilitation, Inc.
Center for Physical Therapy & Sports Rehabilitation, Inc.
CenterTherapy, Inc.
Champion Physical Therapy, Inc.
Connecticut NovaCare Ventures, Inc.
Crowley Physical Therapy Clinic, Inc.
Douglas Avery & Associates, Ltd.
Elk County Physical Therapy, Inc.
Fine, Bryant & Wah, Inc.
Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.
Gallery Physical Therapy Center, Inc.
Georgia Physical Therapy of West Georgia, Inc.
Georgia Physical Therapy, Inc.
GP Therapy, L.L.C.
Greater Sacramento Physical Therapy Associates, Inc.
Grove City Physical Therapy and Sports Medicine, Inc.
Gulf Breeze Physical Therapy, Inc.
Hand Therapy Associates, Inc.
Hand Therapy and Rehabilitation Associates, Inc.
Hangtown Physical Therapy, Inc.
Hawley Physical Therapy, Inc.
Human Performance and Fitness, Inc.
Indianapolis Physical Therapy and Sports Medicine, Inc.
Intensiva Healthcare Corporation
Intensiva Hospital of Greater St. Louis, Inc.
Joyner Sports Science Institute, Inc.
Joyner Sportmedicine Institute, Inc.
Kentucky Rehabilitation Services, Inc.
Lynn M. Carlson, Inc.
Metro Rehabilitation Services, Inc.
Michigan Therapy Centre, Inc.

MidAtlantic Health Group, Inc.
Monmouth Rehabilitation, Inc.
New Mexico Physical Therapists, Inc.
Northside Physical Therapy, Inc.
NovaCare Occupational Health Services, Inc.
NovaCare Outpatient Rehabilitation, Inc.
NovaCare Outpatient Rehabilitation East, Inc.
NovaCare Outpatient Rehabilitation West, Inc.
NovaCare Rehabilitation, Inc.
P.T. Services Company
P.T. Services, Inc.
P.T. Services Rehabilitation, Inc.
Peter Trailov R.P.T. Physical Therapy Clinic, Orthopedic Rehabilitation & Sports Medicine, Ltd.
Physical Rehabilitation Partners, Inc.
Physical Therapy Enterprises, Inc.
Physical Therapy Institute, Inc.
Physical Therapy Services of the Jersey Cape, Inc.
Pro Active Therapy, Inc.
Pro Active Therapy of Ahoskie, Inc.
Pro Active Therapy of Greenville, Inc.
Pro Active Therapy of North Carolina, Inc.
Pro Active Therapy of South Carolina, Inc.
Pro Active Therapy of Virginia, Inc.
Pro Active Therapy of Rocky Mount, Inc.
Professional Therapeutic Services, Inc.
Quad City Management, Inc.
RCI (Colorado), Inc.
RCI (Exertec), Inc.
RCI (Michigan), Inc.
RCI (S.P.O.R.T.), Inc.
RCI (WRS), Inc.
Select Specialty Hospital - Gadsen, Inc.
Rebound Oklahoma, Inc.
Redwood Pacific Therapies, Inc.
Rehab Managed Care of Arizona, Inc.
Rehab Provider Network - California, Inc.
Rehab Provider Network - East I, Inc.
Rehab Provider Network - Indiana, Inc.
Rehab Provider Network - East II, Inc.
Rehab Provider Network - Michigan, Inc.
Rehab Provider Network - New Jersey, Inc.
Rehab Provider Network - Ohio, Inc.
Rehab Provider Network - Pennsylvania, Inc.
Rehab Provider Network of Colorado, Inc.
Rehab Provider Network of Florida, Inc.

Rehab Provider Network of Nevada, Inc.
Rehab Provider Network of New Mexico, Inc.
Rehab Provider Network of North Carolina, Inc.
Rehab Provider Network of Texas, Inc.
Select Specialty Hospital - Huntsville, Inc.
Rehab/Work Hardening Management Associates, Ltd.
RehabClinics, Inc.
RehabClinics (GALAXY), Inc.
RehabClinics (PTA), Inc.
RehabClinics (SPT), Inc.
RehabClinics Abilene, Inc.
RehabClinics Dallas, Inc.
RehabClinics Pennsylvania, Inc.
S.T.A.R.T., Inc.
Select Employment Services, Inc.
Select Hospital Investors, Inc.
SelectMark, Inc.
Select Medical of Kentucky, Inc.
Select Medical of Maryland, Inc.
Select Medical of New York, Inc.
Select Software Ventures, L.L.C.
Select Specialty Hospital - Northeast Ohio, Inc.
Select Medical Rehabilitation Clinics, Inc.
Select Specialty Hospital - Ann Arbor, Inc.
Select Specialty Hospital - Battle Creek, Inc.
Select Specialty Hospital - Beech Grove, Inc.
Select Specialty Hospital - Central Detroit, Inc.
Select Specialty Hospital - Charleston, Inc.
Select Specialty Hospital - Cincinnati, Inc.
Select Specialty Hospital - Columbus, Inc.
Select Specialty Hospital - Columbus/University, Inc.
Select Specialty Hospital - Dallas, Inc.
Select Specialty Hospital - Denver, Inc.
Select Specialty Hospital - Durham, Inc.
Select Specialty Hospital - Erie, Inc.
Select Specialty Hospital - Evansville, Inc.
Select Specialty Hospital - Flint, Inc.
Select Specialty Hospital - Fort Smith, Inc.
Select Specialty Hospital - Fort Wayne, Inc.
Select Specialty Hospital - Greensburg, Inc.
Select Specialty Hospital - Houston, Inc.
Select Specialty Hospital - Indianapolis, Inc.
Select Specialty Hospital - Jackson, Inc.
Select Specialty Hospital - Johnstown, Inc.
Select Specialty Hospital - Kansas City, Inc.
Select Specialty Hospital - Knoxville, Inc.

Select Specialty Hospital - Little Rock, Inc.
Select Specialty Hospital - Louisville, Inc.
Select Specialty Hospital - Macomb County, Inc.
Select Specialty Hospital - Memphis, Inc.
Select Specialty Hospital - Arizona, Inc.
Select Specialty Hospital - South Dallas, Inc.
Select Specialty Hospital - Milwaukee, Inc.
Select Specialty Hospital - Morgantown, Inc.
Select Specialty Hospital - Nashville, Inc.
Select Specialty Hospital - New Orleans, Inc.
Select Specialty Hospital - North Knoxville, Inc.
Select Specialty Hospital - Northwest Detroit, Inc.
Select Specialty Hospital - Northwest Indiana, Inc.
Select Specialty Hospital - Oklahoma City, Inc.
Select Specialty Hospital - Oklahoma City/East Campus, Inc.
Select Specialty Hospital - Omaha, Inc.
Select Specialty Hospital - Philadelphia/AEMC, Inc.
Select Specialty Hospital - Phoenix, Inc.
Select Specialty Hospital - Pittsburgh, Inc.
Select Specialty Hospital - Pontiac, Inc.
Select Specialty Hospital - Reno, Inc.
Select Specialty Hospital - San Antonio, Inc.
Select Specialty Hospital - Sioux Falls, Inc.
Select Specialty Hospital - Topeka, Inc.
Select Specialty Hospital - TriCities, Inc.
Select Specialty Hospital - Tulsa, Inc.
Select Specialty Hospital - Columbus/Grant, Inc.
Select Specialty Hospital - Western Michigan, Inc.
Select Specialty Hospital - Wichita, Inc.
Select Specialty Hospital - Wilmington, Inc.
Select Specialty Hospital - Wyandotte, Inc.
Select Specialty Hospital - Youngstown, Inc.
Select Specialty Hospitals, Inc.
Select Synergos, Inc.
Select Unit Management, Inc.
SLMC Finance Corporation
Select Provider Networks, Inc.
South Jersey Physical Therapy Associates, Inc.
South Jersey Rehabilitation and Sports Medicine Center, Inc.
Southpointe Fitness Center, Inc.
Rehab Provider Network of Arizona, Inc.
Southwest Physical Therapy, Inc.
Southwest Therapists, Inc.
Sports & Orthopedic Rehabilitation Services, Inc.
Sports Therapy and Arthritis Rehabilitation, Inc.
Stephenson-Holtz, Inc.

The Center for Physical Therapy and Rehabilitation, Inc.
The Orthopedic Sports and Industrial Rehabilitation Network, Inc.
Treister, Inc.
Valley Group Physical Therapists, Inc.
Vanguard Rehabilitation, Inc.
Wayzata Physical Therapy Center, Inc.
West Side Physical Therapy, Inc.
West Suburban Health Partners, Inc.
Yuma Rehabilitation Center, Inc.

NovaCare Outpatient Rehabilitation of California, Inc.

Hudson Physical Therapy Services, Inc.
Select Air II, Inc.
Select Rehabilitation Management Services, Inc.
Select Specialty Hospital - Bloomington, Inc.
Select Specialty Hospital - Danville, Inc.
Select Specialty Hospital - Conroe, Inc.
Select Specialty Hospital - Escambia, Inc.
Select Specialty Hospital - Honolulu, Inc.
Select Specialty Hospital - Lansing, Inc.
Select Specialty Hospital - Lee, Inc.
Select Specialty Hospital - Leon, Inc.
Select Specialty Hospital - Lexington, Inc.
Select Specialty Hospital - Macon, Inc.
Select Specialty Hospital - Marion, Inc.
Select Specialty Hospital - Orange, Inc.
Select Specialty Hospital - Palm Beach, Inc.
Select Specialty Hospital - Saginaw, Inc.
Select Specialty Hospital - Sarasota, Inc.
Select Specialty Hospital - Zanesville, Inc.
Select Transport, Inc.
South Philadelphia Occupational Health, Inc.
Victoria Healthcare, Inc.

Kessler Rehabilitation Corporation
Argosy Health, LLC
Atra Services, Inc.
Community Rehab Centers of Massachusetts, Inc.
Kessler Assisted Living Corporation
Kessler Institute for Rehabilitation, Inc.
Kessler Occupational Medicine Centers, Inc.
Kessler Physical Therapy & Rehabilitation, Inc.
Kessler Rehab Centers, Inc.
Kessler Rehabilitation of Maryland, Inc.
Kessler Rehabilitation Services, Inc.

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Physical Therapy Associates, Inc.
Wilpage, Inc.

Select Medical Charitable Foundation
Select Medical Rehabilitation Services, Inc. (f/k/a Select New Jersey) Rehab Provider Network - New York, Inc.
Select Specialty Hospital - Covington, Inc.
Select Specialty Hospital - Greensboro, Inc.
Select Specialty Hospital - Grosse Pointe, Inc.
Select Specialty Hospital - Minneapolis, Inc.
Select Specialty Hospital - Quad Cities, Inc.
Select Specialty Hospital - Alachua, Inc.
Select Specialty Hospital - Brevard, Inc.
Select Specialty Hospital - Broward, Inc.
Select Specialty Hospital - Duval, Inc.
Select Specialty Hospital - Western Missouri, Inc.

Kessler Professional Services, LLC
Select Medical Property Ventures, LLC
Arizona Rehab Provider Network, Inc.
Select Specialty Hospital - Newark, Inc.
Select Specialty Hospital - Ocean, Inc.
Select Specialty Hospital - Paramus, Inc.
Select Specialty Hospital - Riverview, Inc.
SemperCare, Inc.

Select Specialty Hospital - Akron/SHS, Inc.
Select Specialty Hospital - Augusta/UH, Inc.
Select Specialty Hospital - Baton Rouge, Inc.
Select Specialty Hospital - Belleville, Inc.
Select Specialty Hospital - Bronson, Inc.
SemperCare Hospital of Central Illinois, Inc.
Select Specialty Hospital - Colorado Springs, Inc.
SemperCare Hospital of Fort Myers, Inc.
SemperCare Hospital of Hartford, Inc.
SemperCare Hospital of Lakeland, Inc.
SemperCare Hospital of Lakewood, Inc.
Select Specialty Hospital - Lancaster, Inc.
SemperCare Hospital of Little Rock, Inc.
Select Specialty Hospital - Longview, Inc.
Select Specialty Hospital - McKeesport, Inc.
Select Specialty Hospital - Midland, Inc.
SemperCare Hospital of Mobile, Inc.
Select Specialty Hospital - Orlando, Inc.
Select Specialty Hospital - Panama City, Inc.
SemperCare Hospital of Pensacola, Inc.

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Select Specialty Hospital - Pine Bluff, Inc.
SemperCare Hospital of Plainfield, Inc.
SemperCare Hospital of Sarasota, Inc.
Select Specialty Hospital - Savannah, Inc.
SemperCare Hospital of Spokane, Inc.
SemperCare Hospital of Springfield, Inc.
SemperCare Hospital of Tallahassee, Inc.
Select Specialty Hospital - Pittsburgh/UPMC, Inc.
SemperCare Hospital of Volusia, Inc.
SemperCare Hospital of Washington, Inc.
Select Specialty Hospital - Winston-Salem, Inc.
Waltham Physical Therapy Associates, Inc.